UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 10, 2005

Axesstel, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-32160	91-1982205
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6815 Flanders Drive, Suite 210, San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 625-2100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 17, 2005, we entered into indemnification agreements with Osmo A. Hautanen and with Bryan B. Min following their appointment to serve on our board of directors. We have previously entered into similar agreements with our other directors and officers. Generally, these agreements attempt to provide the maximum protection permitted by law with respect to indemnification. The indemnification agreements provide that we will maintain directors’ and officers’ liability insurance in reasonable amounts from established insurers, subject to certain limitations. The indemnification agreements also provide for partial indemnification for a portion of expenses incurred by a director or officer even if he is not entitled to indemnification for the total amount. We believe these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 10, 2005, our board of directors appointed Osmo A. Hautanen and Bryan B. Min to serve as directors and fill current vacancies on the board. Mr. Hautanen will serve as a Class I director until our 2006 annual meeting of stockholders or until his earlier resignation or removal, and Mr. Min will serve as a Class II director until our 2007 annual stockholders meeting or his earlier resignation or removal. Messrs. Hautanen and Min were appointed upon the recommendation of our board’s nominating and governance committee, which had considered qualification guidelines previously adopted by the board, as well as the board’s current composition and our operating requirements. No new committee appointments were made at the time of the election of new directors. The board of directors determined that Messrs. Hautanen and Min are independent directors under applicable SEC and American Stock Exchange rules.

In consideration of their services, Messrs. Hautanen and Min will each receive 45,000 restricted shares of our common stock, vesting one-third upon grant and one-third upon each of the first and second anniversaries of their appointment to the board. There were no arrangements or understandings between Mr. Hautanen or Mr. Min and any other person pursuant to which either Mr. Hautanen or Mr. Min was selected as a director. Mr. Hautanen and Mr. Min will each also receive the customary cash compensation paid to our non-employee directors, which is currently $7,500 per calendar quarter. The election of Mr. Hautanen and Mr. Min was announced in a press release, which is attached to this current report on Form 8-K as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(a)	Exhibits

99.1	Press release dated November 17, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axesstel, Inc.

By:	/s/ Patrick Gray
Patrick Gray
Vice President and Controller

Date: November 17, 2005